EXHIBIT 99.1

FOR IMMEDIATE RELEASE                   Contact:
                                        Stacy Roth
                                        Director, Corporate Communications
                                        (212) 463-6350

           FIND/SVP REPORTS SOLID FIRST QUARTER OPERATING PERFORMANCE

     REVENUE AND OPERATING INCOME IMPROVEMENT CONTINUES IN THE FIRST QUARTER

NEW YORK, MAY 14, 2003--FIND/SVP, Inc. (OTCBB: FSVP), a leader in business advisory, research and consulting services, today announced operating results for the first quarter ended March 31, 2003.

For the three months ended March 31, 2003, FIND/SVP reported net income of $45,000 as compared to a net loss of $473,000, or $.05 per share, in the comparable quarter of the prior year. This compares favorably to the net loss of $520,000, or $.05 per share, in the fourth quarter of 2002. Revenues for the quarter improved 1.1% to $5,102,000 as compared to $5,044,000 in the same quarter in the prior year.

Operating performance continues to improve despite a challenging environment. For the three months ended March 31, 2003, the Company had operating income (income exclusive of interest expense and other income) of $5,000. These results compare to an operating loss of $207,000 in the fourth quarter of 2002, and an operating loss of $674,000 in the comparable quarter of the prior year.

Adjusted EBITDA* for the three months ended, March 31, 2003, was $322,000 as compared to a loss of $169,000 in the comparable quarter of the prior year. The Company's reported first quarter performance is exclusive of the results of Guideline Research Corporation, which was acquired on April 1, 2003.

"I am reasonably pleased with our first quarter performance. Through diligent attention to gross margins and cost control, we are maintaining profitability in the face of a decidedly challenging revenue generation environment," said David
M. Walke, CEO of FIND/SVP, Inc. "Moreover, as our growing pipeline indicates, we are making strong progress in our Corporate Sales initiatives."

As previously stated, FIND/SVP acquired GUIDELINE RESEARCH CORPORATION, one of the nation's leading providers of custom market research. Founded in 1969, Guideline provides a broad spectrum of market research services to some of the nation's leading Fortune 1000 companies, advertising agencies and law firms. "Integration of Guideline into our operational structure has progressed very rapidly, and we are already seeing the benefits of multiple synergies across all of our business lines," Mr. Walke said. "Most important, Guideline's financial results have been strong in the year to date, and we remain confident that this acquisition will be considerably accretive beginning this year."



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During the quarter, FIND/SVP also reported several significant strategic developments, including:

     o The formation of a strategic alliance with the ORLANDO REGIONAL CHAMBER OF COMMERCE whereby FIND/SVP, Inc. is providing the 6,000 members of Florida's largest chamber of commerce with new online access to its suite of custom business intelligence, advisory and consulting services.

     o The creation of a strategic marketing relationship with CMR/TNS MEDIA INTELLIGENCE, the leading provider of marketing communication and advertising expenditure information, where on-demand advertising expenditure reports will be offered to FIND/SVP clients in the corporate marketing, advertising and media communities.

In conclusion, Mr. Walke said, "FIND/SVP continues to improve its operating performance and is making excellent progress by executing several high-value services in meeting the changing demands of our clients."

* Adjusted EBITDA is defined as net income (loss) excluding interest, taxes, depreciation and amortization, compensation expense from option grants, other income, and other non-recurring charges. Although Adjusted EBITDA is not a measure of financial performance under generally accepted accounting principles ("GAAP"), we believe it is useful to investors because it is a widely used financial measure that provides relevant and useful information for evaluating financial performance. Adjusted EBITDA should not be considered an alternative to measures of operating performance under GAAP.


ABOUT FIND/SVP:

FIND/SVP, Inc. (http://www.findsvp.com) is a knowledge services company that offers a full suite of custom business intelligence, advisory, and consulting solutions to address clients' critical business issues. FIND/SVP helps executives enhance their business performance and profit from opportunities through targeted research and advisory work, providing its nearly 2,000 member clients with a competitive business advantage. Founded in 1969, FIND/SVP is the second largest member of the global SVP Group, which serves more than 75,000 executives in 11,000 companies worldwide.


FORWARD-LOOKING STATEMENTS

The discussion of forward-looking information requires management of the Company to make certain estimates and assumptions regarding the Company's strategic direction and the effect of such plans on the Company's financial results. The Company's actual results and the implementation of its plans and operations may differ materially from forward-looking statements made by the Company. The Company encourages readers of forward-looking information concerning the Company to refer to its prior filings with the Securities and Exchange Commission that set forth-certain risks and uncertainties that may have an impact on future results and direction of the Company. The Company does not report on its progress during a quarter until after the quarter has been completed and appropriately disclosed its results.



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FIND/SVP COMPARATIVE STATEMENT OF INCOME (LOSS)


                                                    Three Months Ended March 31
                                                    ---------------------------
                                                       2003             2002
                                                       ----             ----


Revenue                                            $5,102,000        $5,044,000

Adjusted EBITDA*                                     $322,000         $(169,000)

Income (Loss) Before Income Taxes                     $65,000         $(674,000)

Net Income (Loss)(1)                                  $45,000         $(473,000)

Earnings Per Share - Basic                              $0.00            $(0.05)

Earnings Per Share - Diluted                            $0.00            $(0.05)

Weighted Average Shares
   Outstanding - Basic                             10,215,730        10,061,371

Weighted Average Shares
   Outstanding - Diluted                           11,635,280        10,061,371


(1) Included in the net loss for the quarter ended March 31, 2002 are non-recurring charges of $146,000 or $.01 per share, net of tax effect.











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FIND/SVP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

                                                      (UNAUDITED)
                                                        MARCH 31     DECEMBER 31
                                                          2003          2002
                                                          ----          ----
ASSETS

  Cash and cash equivalents                            $1,294,000       $968,000
  Accounts receivable, net                              2,263,000      1,953,000
  Deferred tax assets                                     252,000        272,000
  Prepaid expenses and other current assets               978,000        948,000
                                                      -----------     ----------

    Total Current Assets                                4,787,000      4,141,000
                                                      -----------     ----------

  Property, Plant & Equipment - Net                     2,170,000      2,334,000
  Deferred tax assets                                   1,324,000      1,324,000
  Rental asset                                            515,000        575,000
  Cash surrender value of life insurance                  424,000        418,000
  Non-marketable equity securities                        185,000        185,000
  Other assets, including $75,000 of goodwill
    for both periods                                      730,000        561,000
                                                      -----------     ----------

    Total assets                                      $10,135,000     $9,538,000
                                                      ===========     ==========

LIABILITIES AND SHAREHOLDERS' EQUITY

  Current maturities of notes payable                    $576,000       $606,000
  Trade accounts payable                                  256,000        353,000
  Accrued expenses and other                            1,463,000      1,749,000
                                                      -----------     ----------

    Total current liabilities                           2,295,000      2,708,000
                                                      -----------     ----------

  Unearned retainer income                              2,498,000      1,476,000
  Notes payable                                         1,100,000      1,200,000
  Deferred compensation                                   455,000        441,000

  Shareholders' Equity                                  3,787,000      3,713,000
                                                      -----------     ----------

    Total Liabilities and Shareholders' Equity        $10,135,000     $9,538,000
                                                      ===========     ==========